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                                                                   EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the OnHealth Network Company 1997 Stock Option Plan of our report dated March 15, 1999, with respect to the financial statements and schedule of OnHealth Network Company included in its Annual Report (Form 10-K, as amended) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                           \s\ERNST & YOUNG LLP

                                                            ERNST & YOUNG LLP




Seattle, Washington
June 22, 1999